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                                                                       EXHIBIT 5



May  , 1997



Knoll, Inc.
1235 Water Street
East Greenville, Pennsylvania 18041

Ladies and Gentlemen:

We have acted as counsel to Knoll, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-23399) (as amended, the "Registration Statement") relating to the offer and sale of up to 9,200,000 shares of the common stock of the Company, par value $.01 per share, including 1,200,000 shares of common stock which are subject to the underwriters' over-allotment options (the "Shares").

We have examined copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement, all resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that: (1) the Company has duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; and (2) the Shares, when duly sold, issued and paid for in accordance with the terms of the Prospectus included as part of the Registration Statement, will be
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Knoll, Inc.
May  , 1997
Page 2

duly authorized and validly issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included as part of the Registration Statement.

Very truly yours,